Exhibit 23.2

SRK Consulting (U.S.), Inc. 7175 West Jefferson Avenue, Suite 3000 Lakewood, CO USA 80235 denver@srk.com www.srk.com Tel: 303.985.1333 Fax: 303.985.9947
CONSENT OF SRK (US) CONSULTING, INC
     We hereby consent to the use by Molycorp, Inc. in connection with its Registration Statement on Form S-1 and related prospectus, and any amendments and supplements thereto (the “Registration Statement”), of our reports, dated March 11, 2010, and all information derived from our reports. We also consent to all references to us in the prospectus contained in such Registration Statement, including under the heading “Experts.”

Date: April 15, 2010	SRK CONSULTING (US), INC.

/s/ Terry Braun

	Name:	Terry Braun, P.E.
	Title:	Vice President, Principal Environmental Engineer

Group Offices:	Canadian Offices:		U.S. Offices:
Africa	Saskatoon	306.955.4778	Anchorage	907.677.3520
Asia	Sudbury	705.682.3270	Denver	303.985.1333
Australia	Toronto	416.601.1445	Elko	775.753.4151
Europe	Vancouver	604.681.4196	Fort Collins	970.407.8302
North America	Yellowknife	867.445.8670	Reno	775.828.6800
South America			Tucson	520.544.3688